PORTEC RAIL PRODUCTS, INC.
                             2006 STOCK OPTION PLAN
                                     FORM OF
                             STOCK OPTION AGREEMENT

     A. STOCK OPTIONS ("Options") for a total of __________ shares of Common Stock, par value $1.00 per share, of Portec Rail Products, Inc. (the "Company") are hereby granted to _______________ (the "Participant"). The grant and terms of the Options shall be subject in all respects to the Portec Rail Products, Inc. 2006 Stock Option Plan (the "Plan"). The terms of this Stock Option Agreement are subject to the terms and conditions of the Plan.

     B. The Option exercise price of the Common Stock is $_________ per share, the Fair Market Value (as defined in the Plan) of the Common Stock on ____________ __, 200__, the date of grant.

     C. The Options granted hereunder shall vest in ________ (__) equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or __________ __, 200__, and succeeding installments on each anniversary thereafter through ____________ __, 20__. The Options granted hereunder may be exercised for up to ten (10) years from the date of grant, subject to sub-paragraph E below.

     D. All Options granted to the Participant shall be deemed to be Incentive Stock Options to the extent permitted under the Internal Revenue Code and regulations.

     E. If the  Participant  terminates  Continuous  Service  (as defined in the
Plan) with the Company or an Affiliate (as defined in the Plan) for any reason other than Disability (as defined in the Plan), death, Termination for Cause (as defined in the Plan) or termination following a Change in Control (as defined in the Plan), other than for Cause following a Change in Control, Options will be exercisable only as to those Options which have vested at the time of such termination and will be exercisable for a period of up to three (3) months following such termination. If the Participant terminates Continuous Service with the Company or an Affiliate due to death, Disability, or following a Change in Control, Options granted hereunder, whether or not vested at such time, will vest and become exercisable by the Participant (or his/her legal representative or beneficiary) for one (1) year following the date of such termination of Continuous Service; provided, however, except in the case of death or Disability, such Options shall not be eligible for treatment as Incentive Stock Options in the event such Options are exercised more than three (3) months following termination. In order to obtain Incentive Stock Option treatment for an Option exercised by the heirs or devisees of the Participant, the death of the Participant must have occurred while the Participant was employed by the Company or an Affiliate, or within three (3) months of the Participant's termination of Continuous Service. In no event will the period of exercise extend beyond the expiration of the Option term. In the event of Termination for Cause, all rights under the Options will expire upon termination.

     F. Options may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. The Participant, as a condition to exercise of the Options, shall represent to the Company that the shares of Common Stock of the Company that he/she acquires pursuant to such exercise are being acquired by such Participant for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     G. All Options granted to the Participant as Incentive Stock Options may not be transferred in any manner otherwise than by will or the laws of intestate succession, and may be exercised during the lifetime of the Participant only by such Participant.

     H. A copy of the Plan has been provided to the Participant. The Participant is not required to exercise the Options as to any particular number of shares at one time, but the Options must be exercised, if at all and to the extent exercised, by no later than ten years from the date of grant. The Options may be exercised during such term only in accordance with the terms of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will control.

     I. All exercises of the Options must be made by executing and returning the Notice of Exercise of Stock Options attached hereto as Exhibit A, and upon receipt of any shares of Common Stock upon the exercise of any Options, the recipient shall complete and return to the Company the Acknowledgment of Receipt of Stock Option Shares attached hereto as Exhibit B.

     J. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company to discharge the Participant or restrict the right of the Participant to terminate his employment.

     K. The Participant acknowledges receipt of a copy of the Portec Rail Products, Inc. 2006 Stock Option Plan and represents that he is familiar with the terms and provisions thereof. The Participant hereby accepts the Options subject to all the terms and provisions of such Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee established to administer such Plan upon any questions arising under such Plan.


Date: __________ __, 200__



ATTEST:                                PORTEC RAIL PRODUCTS, INC.


___________________________            _________________________________

WITNESS:                               PARTICIPANT


___________________________            _________________________________

      This Stock Option Agreement must be executed in duplicate originals, with one original retained by the Company and one original retained by the Participant





                                       2